Exhibit 10.5

WARRANT ASSUMPTION AGREEMENT

This WARRANT ASSUMPTION AGREEMENT (this “Agreement”) is entered into as of March 28, 2023, by and between Near Intelligence, Inc., a corporation incorporated under the laws of Delaware (the “Company”), and Harbert European Specialty Lending Company II, S.À.R.L., incorporated as a Société à responsabilité limitée, (the “Holder”). Unless otherwise defined herein, all capitalized terms shall have the meaning ascribed to them in the A&R Warrant Agreement (as defined below).

Recitals

WHEREAS, Near Pte. Ltd., a company incorporated under the laws of Singapore (“Near SG”), and the Holder entered into that certain Warrant Agreement, dated January 30, 2019, as amended by a Deed of Amendment dated February 25, 2021 (collectively, the “Warrant Agreement”);

WHEREAS, pursuant to the Warrant Agreement, Near SG issued such number of warrants to the Holder (the “Warrants”) to purchase ordinary shares of Near SG, based on a Warrant Coverage Amount equal to the Euro Equivalent of USD2,700,000 divided by the Strike Price (each, as defined in the Warrant Agreement and subject to adjustment as set forth therein), subject to the terms and conditions contained in the Warrant Agreement;

WHEREAS, pursuant to that certain Warrant Assumption Agreement (the “Initial Warrant Assumption Agreement”) dated November 3, 2022 by and between and the Holder and Near Intelligence Holdings Inc., a corporation incorporated under the laws of Delaware (“Near Holdings”), Near Holdings assumed all of the liabilities and obligations of Near SG under the Warrant Agreement and the Warrants;

WHEREAS, in connection with the entry into the Initial Warrant Assumption Agreement, on November 3, 2022, the Holder and Near Holdings agreed to amend and restate the Warrant Agreement (as amended and restated, the “A&R Warrant Agreement”), to, among other things, revise the definition of “Warrant Price” (as set forth in Section 1.1 therein) by a factor of 1,000:1 (i.e. by multiplying the original Warrant Price by 1,000);

WHEREAS, following such amendment and restatement, all of the Warrants are governed by the A&R Warrant Agreement;

WHEREAS, Near Holdings has entered into that certain Agreement and Plan of Merger, dated as of May 18, 2022 (as amended from time to time in accordance with the terms thereof, the “Merger Agreement”), by and among the Company, Near Holdings and the other parties thereto;

WHEREAS, pursuant to the Merger Agreement and the transactions contemplated thereby, at the First Effective Time (as defined in the Merger Agreement), each outstanding warrant of Near Holdings shall be assumed by the Company and converted into a corresponding warrant issued by the Company, which assumed warrants shall be exercisable for shares of the Company’s Class A common stock, par value $0.0001 per share (the “Common Stock”), in each case after giving effect to the conversion ratio of 107.66046;

WHEREAS, the Company and the Holder desire to memorialize (a) the terms under which the Warrants have been assumed by the Company and (b) the Holder’s continuing rights under the A&R Warrant Agreement; and

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Holder hereby agree as follows:

Agreement

1. Adjusted Warrant Terms.

a. The Holder acknowledges and agrees that in connection with the assumption of the Warrants by the Company, the Warrants shall be exercisable for a number of shares of Common Stock of the Company, calculated as follows: (x) the number of shares issuable upon the exercise of the Warrants as calculated pursuant to the terms and in accordance with the formulation set forth in the A&R Warrant Agreement (subject to adjustment as set forth therein), multiplied by (y) the conversion ratio of 107.66046.

2. Affirmation of Obligations.

a. The Company hereby confirms to the Holder that, effective as of the First Effective Time, the Company has fully assumed Near Holdings’ liabilities and obligations under the A&R Warrant Agreement and the Warrants as set forth herein and agrees to faithfully perform, satisfy and discharge when due, such obligations under the A&R Warrant Agreement and the Warrants, including but not limited to the obligation to issue shares of Common Stock upon the exercise by the Holder of the Warrants as set forth herein. The Holder acknowledges and consents to the Company’s assumption of such liabilities and obligations and agrees to, following the First Effective Time, look only to the Company and not to Near Holdings for performance of any term of the A&R Warrant Agreement.

b. The Company and the Holder acknowledge and agree that, subject to the terms of this Agreement, the A&R Warrant Agreement shall continue in full force and effect and that all of Near Holdings’ obligations thereunder shall be valid and enforceable against the Company as of the First Effective Time and shall not be impaired or limited by the execution or effectiveness of this Agreement. The Company shall, within ten (10) days following the First Effective Time, issue an amended and restated Warrant, on substantially the same terms and conditions as the Warrants (the “Replacement Warrant”), except as otherwise provided herein, and in form and substance satisfactory to Holder, reflecting the terms set forth herein. From and after the date of the Replacement Warrant, the terms of the Replacement Warrant shall replace and fully supersede the terms of the A&R Warrant Agreement.

c. As of the First Effective Time, the A&R Warrant Agreement and the Warrants and any matter, claim or dispute arising out of or in connection with the A&R Warrant Agreement and the Warrants, whether contractual or non-contractual, shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of Delaware. Each of the Holder and the Company waives, to the fullest extent permitted by law, any and all right to trial by jury in any legal proceeding (whether based on contract, tort or otherwise) arising out of or related to the A&R Warrant Agreement and the Warrants.

d. Nothing in this Agreement shall, or shall be deemed to, defeat, limit, alter, impair, enhance or enlarge any right, obligation, claim or remedy created by the A&R Warrant Agreement, or any other document or instrument delivered pursuant to or in connection with it.

3. Miscellaneous.

a. Payment of Holder’s Legal Fees and Expenses. Company acknowledges and agrees that it will, (i) on the First Effective Date reimburse Holder for, or if so directed by Holder, pay to Holder’s counsel directly, all sums due in payment of Holder’s reasonable and documented legal fees and expenses in connection with the preparation, negotiation and execution of this Agreement, and all other documents being executed and delivered in connection herewith, (ii) on or prior to the date of the Replacement Warrant, reimburse Holder for, or if so directed by Holder, pay to Holder’s counsel directly, without duplication, all sums due in payment of Holder’s reasonable and documented legal fees and expenses in connection with the preparation, negotiation and execution of the Replacement Warrant, and all other documents being executed and delivered in connection therewith.

b. Governing Law. This Agreement and any matter, claim or dispute arising out of or in connection with this Agreement, whether contractual or non-contractual, shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of Delaware. Each of the Holder and the Company waives, to the fullest extent permitted by law, any and all right to trial by jury in any legal proceeding (whether based on contract, tort or otherwise) arising out of or related to this Agreement.

c. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective successors and assigns.

d. Entire Agreement. This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter thereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them. Except as expressly set forth in this Agreement, provisions of the A&R Warrant Agreement which are not inconsistent with this Agreement shall remain in full force and effect.

e. Counterparts. This Agreement may be executed in any number of original or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

f. Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

g. Amendment. This Agreement may not be amended, except by an instrument in writing signed by each party hereto.

[Signature Page Follows]

HARBERT EUROPEAN SPECIALTY LENDING COMPANY II, S.À.R.L.

(“HOLDER”)

/s/ Johan Kampe /s/ Michael Dripps
Name: Johan Kampe, Michael Dripps
Title: Class A Manager, Class B Manager

NEAR INTELLIGENCE, INC.

(“COMPANY”)

/s/ Rahul Agarwal
Rahul Agarwal
Chief Financial Officer